UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 30, 2015 (January 29, 2015)

Date of Report (Date of earliest event reported)

Caesars Entertainment Operating Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10413	75-1941623
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On January 30, 2015, Caesars Entertainment Corporation (“CEC”) and Caesars Entertainment Operating Company, Inc., a majority owned subsidiary of CEC (“CEOC”), announced that while they have been engaged in confidential discussions with certain beneficial holders (the “Bank Lenders”) of first lien debt (the “Bank Debt”) incurred by CEOC pursuant to that certain Third Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of July 25, 2014, by and among CEC, CEOC, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent, they have not at this time been able to reach an agreement with the Bank Lenders regarding the Restructuring (as defined in the Third Amended and Restated Restructuring Support and Forbearance Agreement among CEC, CEOC and certain holders of claims in respect of CEOC’s 11.25% senior secured notes due 2017, CEOC’s 8.5% senior secured notes due 2020 and CEOC’s 9% senior secured notes due 2020 (the “RSA”)). In connection with the discussions, CEC and CEOC provided certain confidential information to the Bank Lenders pursuant to non-disclosure agreements (“NDAs”) between CEC, CEOC and the Bank Lenders. The Bank Lenders’ NDAs with CEC and CEOC have now expired pursuant to their terms. CEOC is making the disclosures herein in accordance with the terms of the Bank Lenders’ NDAs. All capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the RSA.

On January 29, 2015, a meeting occurred among CEC, CEOC and the Bank Lenders, together with each of their respective legal and financial advisors. CEC and CEOC provided the information included in Exhibit 99.1 hereto (the “Discussion Materials”) to the Bank Lenders and their advisors which, in addition to conveying CEC’s and CEOC’s views, also described some, but not all, of the terms contained in a proposal previously provided by the Bank Lenders to CEC and CEOC. Specifically, the Bank Lenders had included a larger convertible note than that described in the Discussion Materials. During the January 29, 2015 meeting, it was clarified that OpCo would use cash from operations to first pay interest due on the New First Lien OpCo Debt and New Second Lien OpCo Debt and then to pay the obligations due under the Leases, including, without limitation, on account of rent and capital expenditures. In addition to the Discussion Materials, in the meeting with the Bank Lenders, CEC proposed, in response to issues raised by the Bank Lenders and in order to try to reach a consensual agreement with the Bank Lenders (1) to amend the existing guarantee with respect to the amounts outstanding under the Credit Agreement (the “CEC Credit Agreement Guarantee”) to guarantee (a) the New First Lien OpCo Debt and New Second Lien OpCo Debt to be received by the Bank Lenders in the Restructuring and (b) the CPLV Mezzanine Debt, if any, to be received by the Bank Lenders and (2) an additional payment of $39 million by CEC (inclusive of any additional monthly adequate protection payments for a total payment of $300 million over twelve months) to the Bank Lenders to settle any possible claims under the CEC Credit Agreement Guarantee. In response, the Bank Lenders proposed that (x) the guarantee described in (1) above be a payment guarantee secured by all assets of the parent guarantor, (y) the Bank Lenders receive their full non-default contractual rate of interest (as opposed to their earlier request for default rate of interest) for the full post-petition period from CEC (less the monthly adequate protection payments at a rate equal to 1.5% per annum to be made to the Bank Lenders pursuant to the terms of CEOC’s cash collateral order) with an upfront payment by CEC for forbearance from the exercise of certain rights and remedies equal to the amount of interest due for one quarter, and (z) CEC make an additional payment of $294 million to the Bank Lenders at Exit to the extent that CEOC was otherwise unable to syndicate the New First Lien PropCo Debt in the market. The Bank Lenders’ proposals were not acceptable.

Any financial projections or forecasts included in the Discussion Materials (the “projections”) were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present CEC and CEOC’s financial condition in accordance with accounting principles generally accepted in the United States. CEC and CEOC’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections herein should not be regarded as an indication that CEC, CEOC or their affiliates or representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither CEC, CEOC nor any of their affiliates or representatives has made or makes any representation to any person regarding the ultimate outcome of CEOC’s restructuring compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of CEOC’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Cautionary Note Regarding Forward-Looking Statements

Certain statements and information included in the Discussion Materials may constitute “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to future actions, new projects, strategies, future performance, the outcomes of contingencies, a potential restructuring of CEOC’s debt and future financial results of CEC and CEOC. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of CEC and CEOC may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in CEC and CEOC’s reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith:

Exhibit No.	Description

99.1	Discussion Materials provided in connection with discussions with Bank Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

Date: January 30, 2015	By:	/s/ SCOTT E. WIEGAND
	Name:	Scott E. Wiegand
	Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Discussion Materials provided in connection with discussions with Bank Lenders.